Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-120057, 333-138456, 333-140627, 333-161355, 333-162844, 333-170619, 333-190640, 333-203441, 333-229814 and 333-252209 on Form S-8 of our reports dated July 22, 2022, relating to the financial statements of AngioDynamics Inc. and the effectiveness of AngioDynamics Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended May 31, 2022.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
July 22, 2022